UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 30, 2026

BOXLIGHT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-37564	36-4794936
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2750 Premiere Parkway, Ste. 900

Duluth, Georgia 30097

(Address Of Principal Executive Offices) (Zip Code)

678-367-0809

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BOXL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Series D – First Amendment to Securities Purchase Agreement

As previously disclosed by the Company in its Current Report on Form 8-K filed with the Securities and Exchange Commission on August 11, 2026 (the “August 8-K”), on August 5, 2026, the Company entered into a Securities Purchase Agreement (the “Series D SPA”) with Shakawe Capital LLC, ClearThink Capital Partners LLC, and Secure Net Capital LLC (collectively, the “Series D Purchasers”), pursuant to which the Company agreed to issue and sell an aggregate of 937,500 shares of the Company’s Series D Convertible Preferred Stock, par value $0.0001 per share (the “Series D Preferred Stock”), with a stated value of $10.00 per share (aggregate stated value of $9,375,000), at a purchase price of $8.00 per share (reflecting a 20% original issue discount), for an aggregate subscription amount of $7,500,000, payable in two tranches as described in the August 8-K. The terms of the Series D Preferred Stock are set forth in the Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (the “Series D CoD”), which was filed with the Secretary of State of the State of Nevada pursuant to NRS 78.1955 on August 6, 2026.

On September 30, 2026, the Company and each of the Series D Purchasers entered into a First Amendment to Securities Purchase Agreement (the “Series D SPA Amendment”), governed by the laws of the State of New York, pursuant to which the parties amended the Series D SPA to, among other things, incorporate and consent to the Certificate of Amendment to the Series D CoD described below under Items 3.03 and 5.03. Pursuant to the Series D SPA Amendment, each Series D Purchaser consented to the Certificate of Amendment, including the amendment and restatement of Section 4 and the addition of new Section 15(d) of the Series D CoD, waived any and all rights, claims, or objections arising in connection therewith, and acknowledged that such amendments do not constitute a breach or default under the Series D SPA or the Series D CoD.

Series E – Securities Purchase Agreement

On September 30, 2026, the Company entered into a Securities Purchase Agreement (the “Series E SPA”) with J.J. Astor & Co., a Utah corporation (“J.J. Astor”), pursuant to which the Company agreed to issue and sell 106,250 shares of the Company’s newly designated Series E Convertible Preferred Stock, par value $0.0001 per share (the “Series E Preferred Stock”), with a stated value of $10.00 per share (aggregate stated value of $1,062,500), at a purchase price of $8.00 per share (reflecting a 20% original issue discount), for an aggregate subscription amount of $850,000. The Series E Preferred Stock is convertible into shares of the Company’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), in accordance with the terms of the Series E CoD (as defined below).

Net proceeds from the offering are expected to be used for general corporate purposes, including working capital and potential acquisitions, but expressly may not be used for (i) the repayment of indebtedness (other than trade payables incurred in the ordinary course of business), (ii) the redemption of shares of common stock or common stock equivalents, or (iii) the settlement of any pending or threatened litigation.

The Series E SPA contains customary representations, warranties, and covenants of the Company, including, among others, covenants that, while the Series E Preferred Stock remains outstanding, the Company will not, subject to certain exceptions (including Exempt Issuances as defined therein), (a) issue shares of Class A Common Stock or common stock equivalents, (b) incur indebtedness, or (c) file registration statements (other than pursuant to the Registration Rights Agreement described below and on Form S-8). The Company also agreed not to enter into any Variable Rate Transactions (as defined therein), other than with respect to the existing equity line of credit with Secure Net Capital LLC pursuant to the Equity Purchase Agreement dated August 5, 2026 (the “ELOC”). In addition, the Company is prohibited from effecting any reverse or forward stock split without the consent of the holders of a majority of the outstanding Series E Preferred Stock until the later of (x) 180 days after the Release Date (as defined therein) and (y) the date on which no shares of Series E Preferred Stock remain outstanding, except for a reverse stock split of up to 500:1 or as required to meet applicable listing standards.

The Company has covenanted to hold a stockholder meeting within 180 days of the Initial Issuance Date (as defined therein) (and every 30 days thereafter until obtained) to obtain the Required Stockholder Approvals (as defined therein) under Nasdaq Listing Rules 5635(b), (c), and (d). The Series E SPA also contains covenants regarding most-favored-nation treatment, equal treatment of holders, lock-up agreements, public information failure payments (5% of the subscription amount per 30-day period), legend removal liquidated damages, indemnification, filing of a Form D, and the obligation to file a Current Report on Form 8-K attaching the transaction documents as exhibits and to issue a press release by the Disclosure Time (as defined therein). The Company further covenanted to deliver the Series D Consent (as defined below) within 30 days of the Closing Date (as defined in the Series E SPA).

Michael Pope, the Chairman of the Board of Directors (the “Board”) of the Company, is also the Chief Executive Officer of J.J. Astor. In light of this relationship, Mr. Pope disclosed his interest in the Series E transactions described in this Item 1.01, recused himself from all deliberations and votes relating thereto, and did not participate in the Board’s consideration or approval of such transactions. Such transactions were reviewed, considered, and unanimously approved by the disinterested members of the Board (Carine Clark, Peter Fittin, Tiffany Kuo, and Mark Elliott) by unanimous written consent effective September 30, 2026.

Series E – Registration Rights Agreement

On September 30, 2026, the Company and J.J. Astor entered into a Registration Rights Agreement (the “Series E RRA”), pursuant to which the Company agreed to file a resale registration statement (or confidential submission thereof) covering the shares of Class A Common Stock issuable upon conversion of the Series E Preferred Stock (the “Registrable Securities”) within 30 calendar days after the Closing Date and to cause such registration statement to become effective by the earlier of (i) 60 calendar days after the Closing Date and (ii) the second (2nd) trading day after the Company receives notice from the Securities and Exchange Commission that such registration statement will not be reviewed. In the event the Company fails to satisfy certain filing or effectiveness deadlines, the Company will be required to pay liquidated damages equal to 5% of the subscription amount on each such Event Date (as defined therein) and on each 30-day anniversary thereafter until cured, with interest accruing at the rate of 18% per annum on late payments. The Company is responsible for all registration expenses. Pursuant to the Series E RRA, the Company agreed not to file any other registration statements (other than amendments to previously filed registration statements) until all Registrable Securities have been registered.

Series D – Consent, Waiver and Ratification

On October 6, 2026, holders representing a majority of the outstanding shares of Series D Preferred Stock (the “Series D Majority Holders”) executed and delivered a Consent, Waiver and Ratification (the “Series D Consent”), governed by the laws of the State of Nevada, pursuant to which the Series D Majority Holders, among other things:

●	consented, pursuant to Sections 15 and 18 of the Series D CoD (nunc pro tunc as necessary), to the creation, authorization, and issuance of the Series E Preferred Stock and the execution and delivery of the Series E Documents (as defined therein), including the treatment of the Series E Preferred Stock as a Variable Rate Transaction;

●	waived the provisions of Section 4.10 (Subsequent Equity Sales) of the Series D SPA, the most-favored-nation, participation/equal treatment, and related provisions with respect to the issuance of the Series E Preferred Stock;

●	waived any breach, Event of Default, Default Premium, or Default Dividend that might otherwise arise in connection with the foregoing; and

●	as holders of 50.1% of the Series D RRA Registrable Securities, consented pursuant to Sections 6.2 and 6.5 of the Registration Rights Agreement dated August 5, 2026 (the “Series D RRA”), to the registration of the shares of Class A Common Stock issuable upon conversion of the Series E Preferred Stock, including by means of a pre-effective amendment to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 22, 2026.

No consideration was paid to the Series D Majority Holders in connection with the Series D Consent. J.J. Astor is an express third-party beneficiary of the Series D Consent. The Series D Consent was acknowledged by the Company (by Jennifer Grabow, Interim Chief Financial Officer) and by J.J. Astor (by Michael Pope, Executive Chairman).

The foregoing descriptions of the Series D SPA Amendment, the Series E SPA, the Series E RRA, and the Series D Consent do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 10.1, 10.2, 10.3, and 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above regarding the Series E SPA and the issuance of the Series E Preferred Stock is incorporated herein by reference.

The shares of Series E Preferred Stock (and the shares of Class A Common Stock issuable upon conversion thereof) were offered and sold in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and Rule 506(b) of Regulation D promulgated thereunder, to an accredited investor, without general solicitation or advertising. The aggregate subscription amount for the Series E Preferred Stock is $850,000, representing 106,250 shares at a purchase price of $8.00 per share (aggregate stated value of $1,062,500, reflecting a 20% original issue discount). The Company relied on J.J. Astor’s representations, including as to its status as an “accredited investor” under Rule 501(a) of Regulation D. Appropriate legends were affixed to the securities issued in the offering.

Item 3.03 Material Modification to Rights of Security Holders.

Series D Certificate of Amendment

On September 30, 2026, the Company filed the Certificate of Amendment to the Series D CoD with the Secretary of State of the State of Nevada, effective upon filing. The Certificate of Amendment was adopted with the approval of the Board and the approval of the holders of a majority of the outstanding shares of Series D Preferred Stock. The Certificate of Amendment amended and restated Section 4 (Liquidation) of the Series D CoD to provide that, upon any voluntary or involuntary liquidation, dissolution, or winding up of the Company, after payment in full of all amounts owed to holders of Senior Securities (as defined therein) and pari passu with holders of Pari Passu Securities (as defined therein), and before any distribution to holders of Class A Common Stock or Junior Securities (as defined therein), each holder of Series D Preferred Stock will receive an amount equal to the number of shares of Series D Preferred Stock held by such holder multiplied by $10.00 (the stated value), with ratable sharing among holders if the Company’s assets are insufficient. The amended Section 4 expressly provides that the liquidation preference will no longer be triggered by a merger, a sale of substantially all assets, or a sale of stock.

The Certificate of Amendment also added a new Section 15(d) to the Series D CoD, which provides that the Company may not, without the prior approval of the holders of a majority of the outstanding shares of Series D Preferred Stock, consummate or enter into any agreement providing for any transaction in which: (i) the Company merges or consolidates with or into another entity; (ii) the Company or any subsidiary sells, leases, licenses, or otherwise disposes of all or substantially all of its assets; (iii) any tender offer or exchange offer is made and accepted by holders of more than 50% of the outstanding shares of Class A Common Stock or more than 50% of the voting power of all then-outstanding securities; (iv) any reclassification, reorganization, or recapitalization of the Class A Common Stock or any compulsory share exchange occurs; or (v) any stock purchase agreement or other business combination results in any person or group acquiring more than 50% of the outstanding shares of Class A Common Stock or more than 50% of the voting power.

These amendments to the Series D CoD may affect the rights of holders of the Company’s Class A Common Stock by, among other things, modifying the terms under which distributions are made to preferred and common stockholders upon a liquidation event and imposing additional protective provisions that may limit certain fundamental transactions without Series D holder approval.

Series E Certificate of Designation

On September 30, 2026, the Company filed the Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock (the “Series E CoD”) with the Secretary of State of the State of Nevada, effective upon filing, designating up to 106,250 shares of Series E Preferred Stock. As described in Item 5.03 below, the Series E Preferred Stock ranks senior to the Company’s Class A Common Stock, Class B Common Stock, and all other junior securities, pari passu with parity securities, and junior to the Series D Preferred Stock and senior secured debt. The Series E Preferred Stock contains variable conversion price provisions and protective provisions that may materially affect the rights of holders of Class A Common Stock, including:

●	a conversion price equal to the greater of the Adjusted Floor Price (as defined in the Series E CoD) and 80% of the lowest closing price of the Class A Common Stock during the five (5) trading days immediately preceding the conversion date, which variable conversion feature may result in significant dilution to holders of Class A Common Stock;

●	a Floor Price initially set at $0.95 (20% of the Nasdaq Minimum Price (as defined therein)), subject to downward adjustment on each six-month anniversary and full-ratchet anti-dilution reset in certain circumstances, which may further increase dilution;

●	a 19.99% Exchange Cap on the shares issuable upon conversion under Nasdaq Listing Rule 5635(d) until Required Stockholder Approvals are obtained;

●	a 19.99% Beneficial Ownership Limitation;

●	cumulative default dividends of 20% per annum, payable in kind by increasing the stated value, upon the occurrence of certain Dividend Trigger Events;

●	a liquidation preference of $10.00 per share (aggregate shares outstanding multiplied by $10.00), senior to the Class A Common Stock;

●	voting rights on an as-converted basis with the Class A Common Stock (capped at 19.99% of the voting power as of the Closing Date until Required Stockholder Approvals are obtained); and

●	protective provisions requiring the consent of holders of a majority of the outstanding Series E Preferred Stock prior to, among other things, any adverse alteration of the rights of the Series E Preferred Stock, any issuance of additional shares of Series E Preferred Stock, or any Variable Rate Transaction (other than the ELOC).

The information set forth in Item 1.01 above regarding the Series E SPA, the Series D SPA Amendment, and the Series D Consent, and in Item 5.03 below regarding the Certificate of Amendment and the Series E CoD, is incorporated herein by reference.

The foregoing descriptions are qualified in their entirety by reference to the full text of the Certificate of Amendment and the Series E CoD, copies of which are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Amendment to Series D Certificate of Designation

On September 30, 2026, the Company filed a Certificate of Amendment to the Series D CoD (the “Certificate of Amendment”) with the Secretary of State of the State of Nevada pursuant to NRS 78.1955, effective upon filing. The Certificate of Amendment was signed by Michael Pope, Chairman of the Board, and was adopted with the approval of the Board and the approval of the holders of a majority of the outstanding shares of Series D Preferred Stock.

The Certificate of Amendment amended and restated Section 4 (Liquidation) of the Series D CoD and added a new Section 15(d) (Protective Provision), each as described in greater detail under Item 3.03 above, which description is incorporated herein by reference.

A copy of the Certificate of Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Certificate of Designation – Series E Convertible Preferred Stock

On September 30, 2026, the Company filed the Series E CoD with the Secretary of State of the State of Nevada, effective upon filing, designating up to 106,250 shares of Series E Preferred Stock with a par value of $0.0001 per share and a stated value of $10.00 per share. The Series E CoD was signed by Jennifer Grabow, Interim Chief Financial Officer of the Company.

The material terms of the Series E Preferred Stock, as set forth in the Series E CoD, include the following:

Ranking. Senior to the Class A Common Stock, Class B Common Stock, and all other junior securities; pari passu with parity securities; junior to the Series D Preferred Stock and senior secured debt.

Dividends. No regular dividends. Cumulative default dividends of 20% per annum, payable in kind by increasing the stated value, accrue upon a Dividend Trigger Event, which means the earliest to occur of (i) an Event of Default (as defined therein) and (ii) any date on which the Class A Common Stock trades below the Floor Price then in effect for a period of five (5) consecutive days.

Liquidation Preference. $10.00 per share (aggregate shares outstanding multiplied by $10.00), payable upon any voluntary or involuntary liquidation, dissolution, or winding up of the Company, after payment of Senior Securities and pari passu with Pari Passu Securities.

Conversion. Optional conversion on or after the Initial Issuance Date (as defined therein), but only after the conversion or redemption of all outstanding shares of Series D Preferred Stock or, if earlier, upon the earlier of (x) 180 days after the Initial Issuance Date and (y) the date on which Required Stockholder Approvals are obtained. The conversion price equals the greater of (A) the Adjusted Floor Price and (B) 80% of the lowest closing price of the Class A Common Stock during the five (5) trading days immediately preceding the applicable conversion date. The number of shares of Class A Common Stock issuable upon conversion of each share of Series E Preferred Stock equals $10.00 (the stated value) divided by the conversion price.

Floor Price. Initially $0.95 (20% of the Nasdaq Minimum Price). The Adjusted Floor Price is reset on each six-month anniversary to the lower of the then-current Floor Price and 20% of the lower of (i) the closing price or (ii) the five-day average closing price on such date. A full-ratchet anti-dilution reset applies if the Company issues securities below the Floor Price at any time after six (6) months following the Registration Date while 10% or more of the Series E Preferred Stock remains outstanding. The floor ceases to apply if the Class A Common Stock is delisted to OTC markets.

Beneficial Ownership Limitation. 19.99% of the outstanding shares of Class A Common Stock.

Exchange Cap. 19.99% of the outstanding shares of Class A Common Stock as of the Closing Date, in accordance with Nasdaq Listing Rule 5635(d), until Required Stockholder Approvals are obtained.

Share Reserve. 300% of the shares issuable upon conversion at the Floor Price.

Voting Rights. The holders of Series E Preferred Stock are entitled to vote with the holders of Class A Common Stock on an as-converted basis, subject to the 19.99% voting power cap until Required Stockholder Approvals are obtained; class vote required for adverse amendments to the Series E Preferred Stock.

Protective Provisions. The consent of the holders of a majority of the outstanding Series E Preferred Stock is required prior to (a) any alteration of the rights, preferences, or privileges of the Series E Preferred Stock, (b) any issuance of additional shares of Series E Preferred Stock, or (c) any Variable Rate Transaction other than the ELOC.

Events of Default. Include, among others: delivery failure, failure to pay dividends when due, material breach of the Series E CoD or Transaction Documents, delisting or suspension of trading on the principal market, failure to remain current in SEC filings, failure to maintain adequate share reserves or DTC eligibility, inability to use an effective resale registration statement, and bankruptcy or insolvency events. Upon an Event of Default, the stated value of each outstanding share is increased by a 20% Default Premium. The Series E CoD does not provide for a cash redemption right (consistent with equity treatment).

The foregoing description of the Series E CoD does not purport to be complete and is qualified in its entirety by reference to the full text of such document. A copy of the Series E CoD is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to the Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock, filed with the Secretary of State of the State of Nevada on September 30, 2026

3.2	Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock, filed with the Secretary of State of the State of Nevada on September 30, 2026

10.1	First Amendment to Securities Purchase Agreement, dated September 30, 2026, by and among Boxlight Corporation, Shakawe Capital LLC, ClearThink Capital Partners LLC, and Secure Net Capital LLC*

10.2	Securities Purchase Agreement, dated September 30, 2026, by and between Boxlight Corporation and J.J. Astor & Co.*

10.3	Registration Rights Agreement, dated September 30, 2026, by and between Boxlight Corporation and J.J. Astor & Co.*

10.4	Consent, Waiver and Ratification, dated October 6, 2026, among the Series D Majority Holders, acknowledged by Boxlight Corporation and J.J. Astor & Co.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 6, 2026

BOXLIGHT CORPORATION

By:	/s/ Jennifer Grabow
Name:	Jennifer Grabow
Title:	Interim Chief Financial Officer